UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2010
DELPHI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE	19899

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code 302-478-5142
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On December 22, 2010, the Registrant entered into a Credit Agreement with Bank of America, N.A., as administrative agent, and a group of lenders (the “Credit Agreement”). The Credit Agreement provides for a revolving loan facility of $175 million which matures on December 22, 2013 and a term loan facility of $125 million which matures on December 22, 2015.
Interest on borrowings under the Credit Agreement is payable, at the Company’s election, either at a floating rate based on LIBOR plus a specified margin which varies based upon the specified ratings of the Company’s senior unsecured debt, as in effect from time to time, or a base rate equal to the highest of Bank of America’s prime rate, LIBOR plus a specified margin or the federal funds rate plus a specified margin. Certain commitment fees are also payable under the Credit Agreement.
The Credit Agreement contains certain financial and various other affirmative and negative covenants. They include, among others, the maintenance of a specified debt to capital ratio, minimum consolidated net worth of the Company, minimum risk-based capital requirements for the Company’s subsidiaries, Reliance Standard Life Insurance Company and Safety National Casualty Corporation, and a limitation on subsidiary indebtedness. The Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to such Exhibit.
Item 1.02. Termination of a Material Definitive Agreement
The Registrant’s previous $350 million credit agreement with Bank of America, N.A., as administrative agent, and a group of lenders was terminated concurrently with the consummation of the Credit Agreement referenced in Item 1.01. Such agreement and the amendments thereto were previously filed as exhibits to the Registrant’s Current Reports on Form 8-K filed on June 1, 2005, October 31, 2006 and November 8, 2007.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On December 22, 2010, the Registrant entered into a Credit Agreement as described in Item 1.01 of this Current Report on Form 8-K. Such description is incorporated by reference into this Item 2.03.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Not applicable.

(e)  On December 21, 2010, the award agreement relating to performance-contingent incentive options to purchase 225,000 shares of the Registrant's Class A Common Stock previously granted to Mark Wilhelm, the Chief Executive Officer of the Registrant’s subsidiary, Safety National Casualty Corporation (“SNCC”), was amended. Such amendment modified the method of computation of investment income utilized in determining the consolidated pre-tax operating income of SIG Holdings, Inc., SNCC's intermediate parent company. The amendment agreement is attached to this Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of such amendment is qualified in its entirety by reference to such Exhibit.
Item 8.01. Other Events
On December 23, 2010, the Registrant completed the previously announced redemption in full of $68,750,000 in aggregate principal amount of its 8.00% Senior Notes due 2033 at 100% of their principal amount, plus accrued interest.

Item 9.01. Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit Number	Description of Exhibits

10.1	Credit Agreement, dated December 22, 2010, among Delphi Financial Group, Inc., Bank of America, N.A., as Administrative Agent, and the other lenders party thereto.

10.2	Second Amendment to Stock Option Award Agreement for Mark Wilhelm
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.
/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: December 28, 2010